UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California		95128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

Appointment of Chief Financial Officer

On January 28, 2025, NetApp, Inc. (the “Company”) announced the appointment of Wissam Jabre, age 55, as Executive Vice President and Chief Financial Officer and as principal financial officer of the Company. Mr. Jabre’s appointment will be effective March 10, 2025. Mr. Jabre will replace Michael J. Berry, who, as previously announced on August 28, 2024, informed the Company of his decision to retire from his role as the Company’s Executive Vice President and Chief Financial Officer. Effective upon Mr. Jabre’s appointment, Mr. Berry will remain with the Company in a senior advisor role to assist the Company with an orderly transition of his duties.

Prior to his appointment, Mr. Jabre served as executive vice president and chief financial officer of Western Digital Corporation from January 2022. Prior to Western Digital Corporation, Mr. Jabre was previously employed by Dialog Semiconductor Plc, where he served as senior vice president and chief financial officer from March 2016 to August 2021. Mr. Jabre has served on the board of MKS Instruments, Inc. since November 2024 and is a member of its audit committee. Mr. Jabre holds a Bachelor of Engineering degree from the American University of Beirut and an MBA in finance from Columbia University.

There are no arrangements or understandings between Mr. Jabre and any other person pursuant to which he was appointed as Chief Financial Officer and principal financial officer. Mr. Jabre does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Jabre has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Compensatory Arrangements

The material terms of Mr. Jabre’s offer letter, as approved by the Talent and Compensation Committee of the Board of Directors (the “Committee”) of the Company, are as follows:

•	His annual base salary will be $750,000.

•	His annual incentive compensation target percentage will be 130% of his base salary.

•

The Company will grant $3,750,000 in value of performance-based restricted stock units (“PBRSUs”) subject to the same terms, conditions and performance criteria as the Fiscal Year 2024 PBRSU awards granted to the Company’s other Executive Vice Presidents, except the Billings metric will only include participation in future years where the metrics have yet to be set by the Committee, subject to the terms and conditions of the terms and conditions of the NetApp, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”). Such PBRSU grants shall be eligible to vest at the end of the performance period, which ends upon the completion of fiscal year 2026, subject to the terms, conditions and performance criteria determined by the Committee.

•

The Company will grant $3,750,000 in value of PBRSUs subject to the same terms, conditions and performance criteria as the Fiscal Year 2025 PBRSU awards granted to the Company’s other Executive Vice Presidents, except the Billings metric will only include participation in future years where the metrics have yet to be set by the Committee, subject to the terms and conditions of the terms and conditions of the 2021 Plan. Such PBRSU grants shall be eligible to vest at the end of the performance period, which ends upon the completion of fiscal year 2027, subject to the terms, conditions and performance criteria determined by the Committee.

•

The Company will grant $7,500,000 in value of service-vested restricted stock units (“RSUs”), which shall vest 1/3 on each anniversary of the vesting commencement date, subject to Mr. Jabre’s continued employment with the Company through the applicable vesting date.

•

If Mr. Jabre is terminated without cause (as defined in his offer letter), then subject to and conditioned on his execution of a release of claims, his new hire RSUs that would have otherwise vested within one year of the date of his termination will continue to vest as scheduled for that one-year period, and his new hire PBRSUs will continue to vest at target in accordance with the grant agreement. If Mr. Jabre’s employment terminates due to his death or disability, his RSUs and PBRSUs will immediately vest, with his PBRSUs vesting at target.

•

Mr. Jabre will receive a bonus equal to $6,565,500, payable within 30 days of his start date, subject to his continued employment with NetApp for at least twenty-four months following his start date. If he voluntarily terminates his employment after twelve months but prior to or on the date that is twenty-four (24) months from his start date, he will be required to reimburse the Company for 50% of his bonus. If he voluntarily terminates his employment on or prior to the 12-month anniversary of his start date, he will be required to reimburse the Company for the full amount of his bonus.

Mr. Jabre will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

A copy of the offer letter with Mr. Jabre will be filed with the Company’s Quarterly Report on Form 10-Q. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to his offer letter.

The Board also approved the Company’s entry into its standard form of Change of Control Severance Agreement and Indemnification Agreement with Mr. Jabre, each in the form previously filed as Exhibit 10.1 to the Company’s Current Reports on Form 8-K as filed with the SEC on May 22, 2019 and May 31, 2023, respectively. These agreements will be effective March 10, 2025.

A copy of the Company’s press release announcing the appointment of Mr. Jabre as Executive Vice President and Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 28, 2025, announcing appointment of Wissam Jabre as Executive Vice President and Chief Financial Officer of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETAPP, INC. (Registrant)

Date: January 28, 2025	By:	/s/ Elizabeth O’Callahan
Elizabeth O’Callahan Executive Vice President, Chief Legal Officer and Secretary